UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(Address of principal executive offices and zip code)

(405) 600-0711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 26, 2011, GMX Resources Inc. (the “Company”) held its 2011 annual meeting of stockholders in Oklahoma City, Oklahoma (the “Annual Meeting”). The stockholders elected all of the Company’s nominees for director, approved an advisory vote on executive compensation as disclosed in the Company’s proxy statement for the Annual Meeting, voted to hold future advisory votes on executive compensation on an annual basis and ratified the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.

A total of 48,652,833 shares of the Company’s common stock were present at the meeting in person or by proxy, which represented approximately 86% of the outstanding shares of the Company’s common stock as of April 11, 2011, the record date for the Annual Meeting.

Proposal 1: Director nominees were elected at the Annual Meeting based on the following vote tabulation:

Name	For	Withhold	Broker Non-Votes
Ken L. Kenworthy, Jr.	22,036,129	613,476	26,003,228
T. J. Boismier	17,398,796	5,250,809	26,003,228
Thomas G. Casso	22,060,574	589,031	26,003,228
Michael G. Cook	21,768,339	881,266	26,003,228
Steven Craig	17,413,336	5,236,269	26,003,228
Ken L. Kenworthy, Sr.	22,020,909	628,696	26,003,228
J. David Lucke	22,068,927	580,678	26,003,228
Jon W. “Tucker” McHugh	18,231,153	4,418,452	26,003,228
Michael J. Rohleder	22,059,720	589,885	26,003,228

Proposal 2: The advisory vote on executive compensation as disclosed in the proxy statement was approved as follows:

For	Against	Abstain	Broker Non-Votes
13,630,749	8,915,571	103,285	26,003,228

Proposal 3: The advisory vote on the frequency of future advisory votes on executive compensation was as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
21,305,208	210,804	959,352	174,241	26,003,228

In accordance with the results of this advisory vote, the Company intends to hold future advisory votes on executive compensation, or “say-on-pay” votes, annually.

Proposal 4: The ratification of the appointment of Grant Thornton LLP as the Company’s independent auditor for fiscal year 2011 was approved as follows:

For	Against	Abstain	Broker Non-Votes
48,169,591	334,637	148,605	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: May 27, 2011	By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Chief Financial Officer

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